Exhibit 23.3

                                                                January 21, 1998

One Valley Bancorp, Inc.
One Valley Square
Charleston, WV  25326

Members of the Board:


         We hereby consent to the use of our opinion letter to the Board of Directors of One Valley Bancorp, Inc. ("One Valley"), included as Appendix III to the Proxy Statement/Prospectus that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of FFVA Financial Corporation with and into One Valley, and to the references to such opinion in such Proxy Statement/Prospectus under the captions "SUMMARY--The Merger--Opinions of Financial Advisors" and "THE MERGER--Opinions of Financial Advisors--Opinion of One Valley's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the Commission thereunder.


                                       Very truly yours,


                                       Merrill Lynch, Pierce, Fenner
                                           & Smith Incorporated




                                       /s/ John Chrin
                                       -----------------------------------
                                       Director

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